Exhibit 99.1

For Immediate Release

Contacts:
Peerless Systems Corporation:	Investor Contact:	Media Contact:
John Rigali	Geoff High	Kathleen Buczko
Chief Financial Officer	Pfeiffer High Investor Relations, Inc.	NMC Partners
(310) 297-3172	(303) 393-7044	(562) 366-1552
Peerless Systems Names Richard Roll as President and Chief Executive Officer
Former president and CEO of Hitachi Koki Imaging Solutions brings extensive imaging, specialty software and executive management experience to new position
EL SEGUNDO, Calif., December 18, 2006 — Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today announced that the Company’s board of directors has appointed Richard L. Roll as president and chief executive officer, effective immediately. Roll, 57, assumes the position from Howard Nellor, who will remain a member of the board of directors and has entered into an 18-month consulting arrangement with the Company.
Roll joins Peerless with more than 35 years of management experience, including nearly a decade at the president and chief executive levels. His background in the imaging industry includes four years with Hitachi Koki Imaging Solutions, Inc., (HKIS) formerly Dataproducts Corporation. Roll, who was president and CEO of HKIS from 1998 to 1999, successfully transitioned what was an approximately $250 million divisional printer manufacturer into a worldwide imaging solutions company with an expansive network of distribution channels. Under his direction, HKIS’s bottom-line improved significantly through the establishment of new revenue streams. In addition, Roll oversaw a substantial reduction in the company’s product development cycles.
Roll also has deep experience in the specialty software industry. From 2003 to 2005, he was CEO of FieldCentrix Inc., an enterprise software company focused on field-service automation solutions. From 1999 to 2001, he was president and chief operating officer of publicly traded Epicor Software Corporation, an approximately $220 million enterprise software business that Roll helped transition to profitability. In his final year with Epicor, it received Microsoft’s ERP Company of the Year award.
“Rick is a proven leader, and his background in both the imaging and specialty software industries will be of great benefit to both Peerless and its customers,” Nellor said. “He has led multiple companies through significant increases in market share and profitability, and I believe he is ideally suited to help Peerless capitalize on the many growth opportunities that lie ahead. I look forward to working with him in my continuing capacity as a director and consultant as we pursue the next stage in our corporate development.”
Roll said, “Peerless has built a robust technology portfolio and enjoys strong working relationships with some of the world’s leading manufacturers of printers and MFPs. I look forward to working with the board and the entire Peerless team to more deeply penetrate the digital imaging space and capitalize on the company’s core strengths and visions for the future.”
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Peerless names new CEO

Roll’s experience also includes more than 20 years with Unisys Corporation, where his positions included group vice president, vice president and various sales and marketing management assignments. He holds a bachelor of science degree from the University of Arizona, and completed the Wharton Business School’s Executive Training program in conjunction with Unisys.
In connection with his appointment, Roll was granted on December 15, 2006 a time-vested option to purchase 600,000 shares of Peerless’ common stock and a price-contingent option to purchase 400,000 shares. These inducement awards will be granted without stockholder approval pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv).
The time-vested stock option will vest over a four-year period, with 25% vesting on the first anniversary of employment, and with the remainder vesting monthly in equal installments over the subsequent 36 months, subject to Roll’s continued employment with Peerless. The time-vested stock option will vest in full if Roll is terminated by Peerless without cause within 18 months following a change in control. If Roll is terminated due to death or disability, or without cause, the vested portion of the time-vested stock option will be exercisable for one year after termination, and if Roll’s termination is with cause, or by Roll for any reason, the vested portion of the time-vested stock option will be exercisable for 90 days. Portions of the price-contingent stock option will vest upon the achievement of specific price hurdles. A price hurdle is deemed to have been achieved when the closing price of Peerless’ common stock is at or above the price hurdle for 90 consecutive trading days, or in the event of a change in control, if the price per share realized by Peerless’ stockholders is at or above the price hurdle. 200,000 shares will vest at $10.00, and an additional 200,000 shares will vest at $14.00. Roll has five years to achieve the price hurdles and any options earned will have a seven-year life from the grant date. If Roll does not achieve a price hurdle during the five years, shares relating to that price hurdle will be forfeited. If Roll’s employment is terminated, the price-contingent stock option will be exercisable for the same period of time as the time-vested stock option, except that the price-contingent stock option will vest only if the price hurdle had been achieved at the termination date.
About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.
Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are

Peerless names new CEO

intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights, our ability to execute our business plan and strategic partnering transactions, our inability to enter into a new licensing agreement with Adobe by July 2007 or if we are unable to enter into an amendment extending the term of the Adobe License Agreement, our failure to attract, integrate and retain key personnel, our succession plan is not implemented successfully or if the new President and CEO is not able to integrate successfully into our business and operations.
The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including but not limited to our most recent Quarterly Report on Form 10-Q for the third quarter of fiscal 2007, in Part I – Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Risk Factors” filed on December 14, 2006. Copies of Peerless’ press releases and additional information about Peerless are available at www.Peerless.com or you can contact Peerless Investor Relations by calling (303) 393-7044.
Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.
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